Exhibit 4.2

Regulation S Global Debenture

THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (1) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, OR (B) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT), IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES FOR THE BENEFIT OF ARCHER-DANIELS-MIDLAND COMPANY THAT IT WILL NOT OFFER, SELL PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY (A) TO ARCHER-DANIELS-MIDLAND COMPANY OR ANY WHOLLY OWNED SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) IN THE UNITED STATES, SO LONG AS THE NEW DEBENTURES REMAIN ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHO IT REASONABLY BELIEVES IS A QIB ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE OTHER QIBS IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND TO WHOM NOTICE IS GIVEN THAT SUCH RESALE, PLEDGE OR TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

No. RS-

$[            ]

CUSIP NO. U03948 AC7

ARCHER-DANIELS-MIDLAND COMPANY

4.535% DEBENTURE DUE 2042

ARCHER-DANIELS-MIDLAND COMPANY, a corporation duly organized and existing under the laws of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture referred to herein), for value received, hereby promises to pay to CEDE & Co., or registered assigns, the principal sum set forth on the Schedule of Exchanges of Interests in Global Security attached hereto on March 26, 2042, and to pay interest thereon from September 26, 2011, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on March 26 and September 26 in each year commencing March 26, 2012, at the rate of 4.535% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 11 and September 11 (whether or not a Business Day) next preceding such Interest Payment Date; provided, however, that interest payable at Maturity will be payable to the Person to whom principal shall be payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of, and premium, if any, and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, which, subject to the right of the Company to vary or terminate the appointment of such agency, shall initially be the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the pages following the certificate of authentication hereon, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to below, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:	ARCHER-DANIELS-MIDLAND COMPANY

By
Its Vice President and Treasurer

[Seal]	Attest
Assistant Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the

series designated herein and referred to

in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON
as	Trustee

By
Authorized Signatory

ARCHER-DANIELS-MIDLAND COMPANY

4.535% DEBENTURE DUE 2042

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as September 20, 2006 (herein called the “Indenture”), between the Company and The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A.) (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the Securities of the series designated herein, limited in aggregate principal amount in accordance with the terms of the exchange offers described in the Confidential Offering Memorandum of the Company dated as of September 8, 2011; provided, however, that the Company, without notice to or the consent of the Holders, may issue additional Securities of this series and thereby increase such principal amount in the future, on the same terms and conditions (except for issue date, public offering price and, if applicable, the date from which interest accrues and the first Interest Payment Date) and with the same CUSIP number as the Securities of this series.

The Holder of this Security is entitled to the benefits of the Registration Rights Agreement dated as of September 26, 2011, by and among the Company and the Dealer Managers, as defined therein (as the same may be amended from time to time, the “Registration Rights Agreement”). In the event of a Registration Default (as such term is defined in the Registration Rights Agreement), additional interest shall accrue on the Securities of this series over and above the interest set forth in the title of the Securities of this series from and including the date on which any such Registration Default shall occur to but excluding the date on which all filings, declarations of effectiveness and consummations, as the case may be, have been achieved which, if achieved on a timely basis, would have prevented the occurrence of all of the then existing Registration Defaults, at a rate of 0.25% per annum during the 90-day period immediately following the first occurrence of a Registration Default, which shall increase by 0.25% per annum at the end of each subsequent 90-day period up to a maximum of 0.50% per annum with respect to all Registration Defaults. Any such additional interest shall be paid to the same Persons, at the same times and in the same manner as ordinary interest on the Securities of this series. Any Exchange Debenture (as defined in the Registration Rights Agreement) issued in exchange for this Security shall evidence the same continuing indebtedness as this Security. Under no circumstances shall the surrender of this Security and the issue of an Exchange Debenture in exchange therefor constitute new indebtedness or obligate the Company to repay the principal amount of this Security in connection with the exchange.

The Securities of this series are redeemable at the option of the Company at any time, in whole or in part, at a Redemption Price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest thereon to the Redemption Date: (i) 100% of the principal amount of the Securities of this series to be redeemed, and (ii) the sum of the present values of the Remaining Scheduled Payments.

In determining the present values of the Remaining Scheduled Payments, such payments will be discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 20 basis points. A partial redemption of the Securities of this series may be effected by such method as the Trustee shall deem fair and appropriate and may provide for the selection for redemption of portions (equal to the minimum authorized denomination for the Securities of this series or any integral multiple thereof) of the principal amount of Securities of a denomination larger than the minimum authorized denomination for the Securities of this series.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of the Securities of this series to be redeemed.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Securities of this series or portions thereof called for redemption.

“Treasury Rate,” with respect to any Redemption Date, means the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue. In determining this rate, it is assumed that a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) is equal to the Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term (as measured from the Redemption Date) of the Securities of this series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

“Comparable Treasury Price” means, with respect to any Redemption Date, (a) if the Quotation Agent obtains four or more Reference Treasury Dealer Quotations, the average of such quotations, after excluding the highest and lowest of such quotations, or (b) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (c) if only one reference Treasury Dealer Quotation is received, such quotation.

“Quotation Agent” means any Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means (1) each of Barclays Capital Inc., BNP Paribas Securities Corp., Deutsche Bank Securities Inc., and HSBC Securities (USA) Inc. (or their respective affiliates that are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer, and (2) any other Primary Treasury Dealer appointed by the Company.

“Reference Treasury Dealers Quotations” mean, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Remaining Scheduled Payments” means, with respect to any Security of this series, the remaining scheduled payments of the principal and interest thereon that would be due after the related Redemption Date but for such redemption; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such Security, the amount of the next scheduled interest payment thereon will be reduced (solely for purposes of this definition) by the amount of interest accrued thereon to such Redemption Date.

Notwithstanding Section 1104 of the Indenture, the notice of such redemption need not set forth the Redemption Price but only the manner of calculation thereof. The Company shall give the Trustee notice of the Redemption Price promptly after the calculation thereof and the Trustee shall not be responsible for such calculation.

This Security shall not be subject to any sinking fund.

If a change of control triggering event occurs, the Company will be required to make an offer (the “change of control offer”) to each Holder of the Securities of this series to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of the Securities of this series held by such Holder on the terms set forth in this Security. In the change of control offer, the Company will be required to offer payment in cash equal to 101% of the aggregate principal amount of the Securities of this series repurchased, plus accrued and unpaid interest, if any, thereon to the date of repurchase (the “change of control payment”). Within 30 days following any change of control triggering event or, at the Company’s option, prior to any change of control, but after public announcement of the transaction that constitutes or may constitute the change of control, a notice will be mailed to the Holders of the Securities of this series describing the transaction that constitutes or may constitute the change of control triggering event and offering to repurchase such Securities on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “change of control payment date”). The notice will, if mailed prior to the date of consummation of the change of control, state that the offer to purchase is conditioned on the change of control triggering event occurring on or prior to the change of control payment date.

On the change of control payment date, the Company will, to the extent lawful:

•	accept for payment all Securities of this series or portions thereof properly tendered pursuant to the change of control offer;

•	deposit with the Paying Agent an amount equal to the change of control payment in respect of all Securities of this series or portions thereof properly tendered; and

•

deliver or cause to be delivered to the Trustee the Securities of this series properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities of this series or portions thereof being repurchased and that all conditions precedent provided for in the Indenture to the change of control offer and to the repurchase by the Company of Securities of this series pursuant to the change of control offer have been complied with.

The Company will not be required to make a change of control offer upon the occurrence of a change of control triggering event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the third party repurchases all Securities of this series properly tendered and not withdrawn under its offer. In addition, the Company will not repurchase any Securities of this series if there has occurred and is continuing on the change of control payment date an Event of Default, other than a default in the payment of the change of control payment upon a change of control triggering event.

The Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities of this series as a result of a change of control triggering event. To the extent that the provisions of any such securities laws or regulations conflict with the change of control offer provisions of the Securities of this series, the Company will comply with those securities laws and regulations and will not be deemed to have breached its obligations under the change of control offer provisions of the Securities of this series by virtue of any such conflict.

For purposes of the change of control offer provisions of the Securities of this series, the following terms will be applicable:

“Change of control” means the occurrence of any of the following:

•

the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than the Company or one of its Subsidiaries) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s voting stock or other voting stock into which the Company’s voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

•

the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the Company’s assets and the assets of the Company’s Subsidiaries, taken as a whole, to one or more “persons” (as that term is defined in the Indenture) (other than the Company or one of the Company’s Subsidiaries); or

•	the first day on which a majority of the members of the Company’s Board of Directors are not continuing directors.

Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control if (1) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (2) either (A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s voting stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company.

“Change of control triggering event” means the occurrence of both a change of control and a rating event.

“Continuing directors” means, as of any date of determination, any member of the Board of Directors who (1) was a member of the Board of Directors on the date the Securities of this series were originally issued or (2) was nominated for election, elected or appointed to the Board of Directors with the approval of a majority of the continuing directors who were members of the Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Fitch” means Fitch Ratings.

“Investment grade rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by the Company.

“Moody’s” means Moody’s Investors Service Inc.

“Rating agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the Securities of this series or fails to make a rating of such Securities publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company (as certified by a resolution of the Board of Directors) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“Rating event” means the rating on the Securities of this series is lowered by each of the rating agencies and such Securities are rated below an investment grade rating by each of the rating agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the such Securities is under publicly announced consideration for a possible downgrade by any of the rating agencies) after the earlier of (1) the occurrence of a change of control and (2) public notice of the occurrence of a change of control or the Company’s intention to effect a change of control; provided, however, that a rating event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular change of control (and thus will not be deemed a rating event for purposes of the definition of “change of control triggering event”) if the rating agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable change of control (whether or not the applicable change of control has occurred at the time of the rating event). If any rating agency is not providing a rating of the Securities of this series on any day during the relevant period for any reason and the Company has not selected a replacement rating agency pursuant to the terms of the Securities of this series, the rating of such rating agency shall be deemed to be below an investment grade rating on such day and such rating agency will be deemed to have lowered its rating of the Securities of this series during the relevant period.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

“Voting stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

As provided in the Indenture, defeasance may occur at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each or all series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of or premium, if any, or interest on this Security on or after the respective due dates expressed or provided for herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Security at the times, places, and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender for registration of transfer at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in global or definitive registered form, without coupons, in denominations of $1,000 or any whole multiple of $1,000 above that amount. As provided in the Indenture and subject to certain limitations therein set forth and to the limitations described below, if applicable, Securities of this series are exchangeable at said office or agency of the Company for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

This Security, if in global form, is exchangeable for Securities of this series in definitive registered form only if (x) The Depository Trust Company (the “Depository”) notifies the Company that it is unwilling or unable to continue as Depository for this global Security or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act, and the Company has not appointed a successor Depository within 90 days of that notice or of its becoming aware of such cessation, (y) the Company in its sole discretion and subject to the procedures of the Depository determines that this Security shall be exchangeable for definitive Securities in registered form or (z) an Event of Default, or an event which with the passage of time or the giving of notice or both would become an Event of Default, with respect to the Securities represented hereby has occurred and is continuing, provided that the definitive Securities so issued in exchange for this permanent global Security shall be in denominations of $1,000 or any whole multiple of $1,000 above that amount and be of like aggregate principal amount and tenor as the portion of this permanent global Security to be exchanged. Except as provided above, owners of beneficial interests in this permanent global Security will not be entitled to receive physical delivery of Securities in definitive registered form and will not be considered the Holders thereof for any purpose under the Indenture.

Any Security in global form that is exchangeable pursuant to the preceding paragraph shall be exchangeable for Securities of this series in definitive registered form registered in such names as the Depository shall direct.

Neither the Company, the Trustee nor any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Security in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to the due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes (subject to the provisions of the Indenture), whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -		Custodian
	(Cust)		(Minor)
Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing                      attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

In connection with any transfer or exchange of the within Security occurring prior to the termination of the Resale Restriction Period, the undersigned confirms that such Security is being (CHECK ONE BOX BELOW):

1 ☐	Acquired for the undersigned’s own account, without transfer; or

2 ☐	transferred to the Company; or

3 ☐	transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

4 ☐	transferred pursuant to an effective registration statement under the Securities Act; or

5 ☐	transferred pursuant to and in compliance with Regulation S under the Securities Act; or

6 ☐	transferred pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (6) is checked, the Company may require, prior to the registration of any such transfer of such Securities, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as Rule 144 under such Act.

Dated:
Signature

In the presence of:

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Security in every particular, without alteration or enlargement or any change whatever. When assignment is made by a guardian, trustee, executor or administrator, an officer of a corporation, or anyone in a representative capacity, proof of his or her authority to act must accompany the Security. The signature must be guaranteed by an institution that is a member of one of the following recognized signature guarantee programs: (i) the Securities Transfer Agents Medallion Program (STAMP); (ii) the New York Stock Exchange Inc. Medallion Signature Program (MSP); (iii) the Stock Exchanges Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The Undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
NOTICE: To be executed by an executive officer

SCHEDULE OF EXCHANGES OF INTERESTS IN GLOBAL SECURITY

The initial outstanding principal amount of this Global Security is $[            ]. The following exchanges of a part of this Global Security for an interest in another Global Security or for a Certificated Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security Following such Decrease or Increase	Signature of Authorized Signatory of Trustee or Custodian